Exhibit 32

Certifications Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

     The undersigned, as President and Chief Executive Officer, and Executive Vice President and Chief Financial Officer of Exide Technologies, each certify that
     (1) the accompanying Quarterly Report on Form 10-Q for the period ended December 31, 2012, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
     (2) the information contained in the accompanying Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Exide Technologies at the dates and for the periods indicated.
     A signed original of this written statement required by Section 906 has been provided to Exide Technologies and will be retained by Exide Technologies and furnished to the Securities and Exchange Commission or its staff upon request.
     The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Date:February 6, 2013

/s/ James R. Bolch

James R. Bolch
President and Chief Executive Officer

/s/ Phillip A. Damaska.

Phillip A. Damaska.
Executive Vice President and
Chief Financial Officer

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